Exhibit 32.1
CERTIFICATION
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Joel Becker, Chief Executive Officer of NeuroPace, Inc. (the “Company”), and Rebecca Kuhn, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:
1.The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
In Witness Whereof, the undersigned have set their hands hereto as of the 4th day of March 2025.

By:	/s/ Joel Becker	By:	/s/ Rebecca Kuhn
	Joel Becker		Rebecca Kuhn
	President and Chief Executive Officer (Principal Executive Officer)		Chief Financial Officer and Vice President, Finance and Administration (Principal Financial and Accounting Officer)
This certification accompanies the Annual Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report on Form 10-K), irrespective of any general incorporation language contained in such filing.